Exhibit 99.1

News Release	TRW Automotive 12001 Tech Center Drive Livonia, MI 48150

Investor Relations Contact: Mark Oswald (734) 855-3140

Media Contact: John Wilkerson (734) 855-3864

TRW Reports First Quarter 2013 Financial Results

LIVONIA, MICHIGAN, April 30, 2013 — TRW Automotive Holdings Corp. (NYSE: TRW), the global leader in active and passive safety systems, today reported first quarter 2013 financial results with sales of $4.2 billion, essentially flat compared to the prior year period.  The Company reported GAAP first quarter net earnings of $162 million or $1.29 per diluted share, which compares to net earnings of $206 million or $1.59 per diluted share in the prior year period.

Excluding special items from the Company’s current and prior year quarterly results, the Company reported first quarter 2013 net earnings of $189 million, or $1.51 per diluted share, which compares to net earnings of $211 million or $1.62 per diluted share in the prior year period.

“The ability to mitigate the challenging automotive industry conditions in Europe, where vehicle demand and production continues to decline, demonstrates the benefits of TRW’s global footprint and highly diversified product and customer mix,” said John C. Plant, Chairman and Chief Executive Officer.  “We expect our strong market position will continue to strengthen in the future as the Company executes its significant growth strategy.”

First Quarter 2013

The Company reported first quarter 2013 sales of $4.2 billion, an increase of $5 million from the prior year period.  The impact of increasing demand for TRW’s innovative technologies and higher vehicle production volumes in China were offset by sharply lower vehicle production in Europe.

The Company’s first quarter 2013 operating income was $253 million, compared with $331 million in the 2012 period.  Both the 2013 and 2012 periods included restructuring and asset impairment charges totaling $37 million and $2 million, respectively.  Excluding these charges, operating income for the first quarter was $290 million, which compares to $333 million in the prior year period.  The year-to-year decline in profit was primarily driven by a higher mix of lower margin business and planned increases in costs to support future growth.

Net interest expense for the first quarter of 2013 totaled $30 million, which compares to $29 million in the 2012 period.  In addition, the 2012 period included a net loss on retirement of debt totaling $5 million.

Tax expense for the first quarter of 2013 was $62 million, which compares to a tax expense of $93 million in the prior year period.  The 2013 period included a $10 million tax benefit related to restructuring actions, compared to the 2012 period which included a net tax benefit of $2 million related to restructuring actions and debt retirement.

The Company reported 2013 first quarter GAAP net earnings of $162 million, or $1.29 per diluted share, which compares to GAAP net earnings of $206 million, or $1.59 per diluted share in the 2012 period.

Excluding special items, the Company reported first quarter 2013 net earnings of $189 million, or $1.51 per diluted share, which compares to net earnings of $211 million or $1.62 per diluted share in the 2012 period.

Earnings before interest, taxes, depreciation and amortization and special items (“adjusted EBITDA”) were $396 million in the first quarter of 2013, compared to the prior year level of $439 million.  See page A5 for a description of the special items excluded in calculating adjusted EBITDA.

Cash Flow and Capital Structure

First quarter 2013 net cash flow provided by operating activities was a use of $178 million, which compares to a use of $102 million in the first quarter of 2012.  Capital expenditures were $104 million in the current quarter compared to $96 million last year.  First quarter free cash flow (cash flow from operating activities less capital expenditures) was an outflow of $282 million, compared to an outflow of $198 million in the prior year quarter.  The unfavorable outcome compared with last year resulted primarily from higher working capital requirements, an increased level of restructuring and lower overall earnings.

As of March 29, 2013, the Company had $1,880 million of debt and $1,346 million of cash and cash equivalents, resulting in net debt (defined as debt less cash and cash equivalents) of $534 million.  The $418 million increase in total debt compared with year end 2012 reflects the Company’s $400 million notes offering completed during the first quarter.

2013 Outlook

TRW expects full year industry production volumes to total 16.0 million units in North America and 18.4 million units in Europe.  Within this forecast, the Company assumes industry conditions in Europe will remain challenging in the near-term, with a modest recovery expected in the second half of the year.  The Company continues to expect expansion in vehicle production volumes in China and rest of world regions.  Based on these production levels, the Company’s first quarter performance and expectations for foreign currency exchange rates, full year 2013 sales are now expected to range between $16.6 billion and $16.9 billion, with second quarter sales expected to be approximately $4.3 billion.

“The Company is on track and focused on achieving its key objectives for the year, which are straightforward — execute the Company’s growth strategy, while mitigating the negative impact related to the industry challenges in Europe, especially in the first half of the year,” said Mr. Plant.

First Quarter 2013 Conference Call

The Company will host its first quarter conference call at 8:30 a.m. (Eastern time) today, Tuesday, April 30th, to discuss financial results and other related matters.  To participate in the conference call, please dial (877) 852-7898 for U.S. locations, or (706) 634-1095 for international locations.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will be accessible afterward for approximately two weeks.  To access the replay, U.S. locations should dial (855) 859-2056, and locations outside the U.S. should dial (404) 537-3406. The replay code is 28413263.  A live audio webcast and replay of the conference call will also be available on the Company’s website at www.trw.com.

Reconciliation to GAAP

In addition to GAAP results included within this press release, the Company has provided certain information which is not calculated according to GAAP (“non-GAAP”), such as net earnings, operating income and diluted earnings per share each excluding special items; adjusted EBITDA; and free cash flow.  Management uses these non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods.  Management believes that investors will likewise find these non-GAAP measures useful in evaluating such performance.  Such measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies.  For a reconciliation of non-GAAP measures to the most comparable GAAP financial measure and for share amounts used to derive earnings per share, please see the financial schedules that accompany this release.

About TRW

With 2012 sales of $16.4 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 25 countries and employs approximately 65,000 people worldwide.  TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services.  All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated.  TRW Automotive news is available on the internet at www.trw.com.

Forward-Looking Statements

This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  We caution readers not to place undue reliance on these statements, which speak only as of the date hereof.  All forward-looking statements are subject to numerous assumptions, risks and uncertainties which could cause our actual results to differ materially from those suggested by the forward-looking statements, including those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (our “Form 10-K”) such as: any developments related to antitrust investigations adversely affecting our financial condition, results, cash flows or reputation; economic conditions adversely affecting our business, results or the viability of our supply base; the unsuccessful implementation of our current expansion efforts adversely impacting our business or results; any shortage of supplies causing a production disruption for any customers or us; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; risks associated with non-U.S. operations, including economic and political uncertainty in some regions, adversely affecting our business, results or financial condition; any inability to protect our intellectual property rights adversely affecting our business or our competitive position; the loss of any of our largest customers materially adversely affecting us; commodity inflationary pressures adversely affecting our profitability or supply base; pricing pressures from our customers adversely affecting our profitability; costs of product liability, warranty and recall claims and efforts by customers to adversely alter contract terms and conditions concerning warranty and recall participation; costs  or adverse effects on our business, reputation or results from governmental regulations; costs or liabilities relating to environmental, health and safety regulations adversely affecting our results; any increase in the expense of our pension and other postretirement benefits or the funding requirements of our pension plans reducing our profitability; work stoppages or other labor issues at our facilities or at the facilities of our customers or those in our supply chain adversely affecting our business, results or financial condition; any disruption in our information technology systems adversely impacting our business and operations; any impairment of a significant amount of our goodwill or other intangible assets adversely affecting our financial condition; and other risks and uncertainties set forth in our Form 10-K and in our other filings with the U.S. Securities and Exchange Commission.  We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.

# # #

TRW Automotive Holdings Corp.

Index of Condensed Consolidated Financial Information

Page

Consolidated Statements of Earnings (unaudited) for the three months ended March 29, 2013 and March 30, 2012	A2

Condensed Consolidated Balance Sheets as of March 29, 2013 (unaudited) and December 31, 2012	A3

Condensed Consolidated Statements of Cash Flows (unaudited) for the three months ended March 29, 2013 and March 30, 2012	A4

Reconciliation of Non-GAAP Financial Measures (unaudited) for the three months ended March 29, 2013 and March 30, 2012	A5

Reconciliation of GAAP Net Earnings to Adjusted Earnings (unaudited):

• For the three months ended March 29, 2013	A6

• For the three months ended March 30, 2012	A7

The accompanying unaudited condensed consolidated financial information and reconciliation schedules should be read in conjunction with the TRW Automotive Holdings Corp. Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the United States Securities and Exchange Commission.

A1

TRW Automotive Holdings Corp.

Consolidated Statements of Earnings

(Unaudited)

	Three Months Ended
(In millions, except per share amounts)	March 29, 2013	March 30, 2012

Sales	$4,213	$4,208
Cost of sales	3,786	3,734
Gross profit	427	474
Administrative and selling expenses	138	146
Amortization of intangible assets	3	3
Restructuring charges and asset impairments	37	2
Other (income) expense — net	(4)	(8)
Operating income	253	331
Interest expense — net	30	29
Loss on retirement of debt — net	—	5
Equity in earnings of affiliates, net of tax	(12)	(11)
Earnings before income taxes	235	308
Income tax expense	62	93
Net earnings	173	215
Less: Net earnings attributable to noncontrolling interest, net of tax	11	9
Net earnings attributable to TRW	$162	$206

Basic earnings per share:
Earnings per share	$1.35	$1.66
Weighted average shares outstanding	119.6	123.8

Diluted earnings per share:
Earnings per share	$1.29	$1.59
Weighted average shares outstanding	126.9	131.2

A2

TRW Automotive Holdings Corp.

Condensed Consolidated Balance Sheets

	As of
	March 29,	December 31,
(Dollars in millions)	2013	2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,346	$1,223
Accounts receivable — net	2,666	2,200
Inventories	1,022	975
Prepaid expenses and other current assets	348	330
Total current assets	5,382	4,728

Property, plant and equipment — net	2,347	2,385
Goodwill	1,753	1,756
Intangible assets — net	291	293
Pension assets	814	823
Other assets	866	872
Total assets	$11,453	$10,857

Liabilities and Equity
Current liabilities:
Short-term debt	$103	$67
Current portion of long-term debt	541	26
Trade accounts payable	2,497	2,423
Accrued compensation	238	254
Other current liabilities	1,168	1,111
Total current liabilities	4,547	3,881

Long-term debt	1,236	1,369
Postretirement benefits other than pensions	389	396
Pension benefits	864	898
Other long-term liabilities	547	544
Total liabilities	7,583	7,088

Commitments and contingencies

Stockholders’ equity:
Capital stock	1	1
Paid-in-capital	1,649	1,635
Retained earnings	2,560	2,408
Accumulated other comprehensive earnings (losses)	(539)	(466)
Total TRW stockholders’ equity	3,671	3,578
Noncontrolling interest	199	191
Total equity	3,870	3,769
Total liabilities and equity	$11,453	$10,857

A3

TRW Automotive Holdings Corp.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 29,	March 30,
(Dollars in millions)	2013	2012

Operating Activities
Net earnings	$173	$215
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	105	104
Net pension and other postretirement benefits income and contributions	(62)	(58)
Loss on retirement of debt — net	—	5
Deferred income taxes	23	51
Other — net	3	(9)
Changes in assets and liabilities:
Accounts receivable — net	(506)	(454)
Inventories	(63)	(89)
Trade accounts payable	119	183
Prepaid expenses and other assets	(31)	(30)
Other liabilities	61	(20)
Net cash used in operating activities	(178)	(102)

Investing Activities
Capital expenditures, including other intangible assets	(104)	(96)
Net proceeds from asset sales and divestitures	—	7
Other — net	—	3
Net cash used in investing activities	(104)	(86)

Financing Activities
Change in short-term debt	36	11
Proceeds from issuance of long-term debt, net of fees	394	—
Redemption of long-term debt	(12)	(56)
Proceeds from exercise of stock options	16	6
Repurchase of capital stock	(10)	(38)
Dividends paid to noncontrolling interest	(2)	(8)
Net cash provided by (used in) financing activities	422	(85)
Effect of exchange rate changes on cash	(17)	29
Increase (decrease) in cash and cash equivalents	123	(244)
Cash and cash equivalents at beginning of period	1,223	1,241
Cash and cash equivalents at end of period	$1,346	$997

A4

TRW Automotive Holdings Corp.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

EBITDA, Adjusted EBITDA and free cash flow are not recognized terms under GAAP and do not purport to be alternatives to the most comparable GAAP amounts.  Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies.

EBITDA and Adjusted EBITDA

EBITDA as calculated below is a measure used by management to evaluate the operating performance of the Company and its business segments and to forecast future periods.  Adjusted EBITDA is defined as EBITDA excluding restructuring charges, asset impairments and other significant special items.  Management uses Adjusted EBITDA to evaluate the performance of ongoing operations separate from items that may have a disproportionate impact in any particular period.  EBITDA and Adjusted EBITDA are frequently used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

EBITDA and Adjusted EBITDA do not purport to be alternatives to net earnings as an indicator of operating performance, nor to cash flows from operating activities as a measure of liquidity.  Additionally, neither is intended to be a measure of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

	Three Months Ended
	March 29,	March 30,
(Dollars in millions)	2013	2012

GAAP net earnings attributable to TRW	$162	$206
Income tax expense	62	93
Interest expense - net	30	29
Depreciation and amortization	105	104
EBITDA	359	432

Restructuring charges and asset impairments	37	2
Loss on retirement of debt - net	—	5
Adjusted EBITDA	$396	$439

Free Cash Flow

Free cash flow represents net cash used in operating activities less capital expenditures, and is used by management in analyzing the Company’s ability to service and repay its debt and to forecast future periods.  However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures.

	Three Months Ended
	March 29,	March 30,
(Dollars in millions)	2013	2012

Cash flow used in operating activities	$(178)	$(102)
Capital expenditures	(104)	(96)
Free cash flow	$(282)	$(198)

A5

TRW Automotive Holdings Corp.

Reconciliation of GAAP Net Earnings to Adjusted Earnings

(Unaudited)

The Company recorded restructuring charges of $37 million primarily related to severance and other charges.

	Three Months			Three Months
	Ended			Ended
	March 29, 2013			March 29, 2013
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Sales	$4,213	$—		$4,213
Cost of sales	3,786	—		3,786
Gross profit	427	—		427
Administrative and selling expenses	138	—		138
Amortization of intangible assets	3	—		3
Restructuring charges and asset impairments	37	(37	)(a)	—
Other (income) expense — net	(4)	—		(4)
Operating income	253	37		290
Interest expense — net	30	—		30
Loss on retirement of debt — net	—	—		—
Equity in earnings of affiliates, net of tax	(12)	—		(12)
Earnings before income taxes	235	37		272
Income tax expense	62	10	(b)	72
Net earnings	173	27		200
Less: Net earnings attributable to noncontrolling interest, net of tax	11	—		11
Net earnings attributable to TRW	$162	$27		$189

Basic earnings per share:
Earnings per share	$1.35			$1.58
Weighted average shares outstanding	119.6			119.6

Diluted earnings per share:
Earnings per share	$1.29			$1.51
Weighted average shares outstanding	126.9			126.9

(a)         Represents the elimination of restructuring charges and asset impairments.

(b)         Represents the elimination of the income tax impact of the above adjustment, by calculating the income tax impact of the item using the appropriate tax rate for the jurisdiction where the charges were incurred.

A6

TRW Automotive Holdings Corp.

Reconciliation of GAAP Net Earnings to Adjusted Earnings

(Unaudited)

The Company recorded restructuring charges of $2 million primarily related to severance, retention and outplacement services.

	Three Months			Three Months
	Ended			Ended
	March 30, 2012			March 30, 2012
(In millions, except per share amounts)	Actual	Adjustments		Adjusted

Sales	$4,208	$—		$4,208
Cost of sales	3,734	—		3,734
Gross profit	474	—		474
Administrative and selling expenses	146	—		146
Amortization of intangible assets	3	—		3
Restructuring charges and asset impairments	2	(2	)(a)	—
Other (income) expense — net	(8)	—		(8)
Operating income	331	2		333
Interest expense — net	29	—		29
Loss on retirement of debt — net	5	(5	)(b)	—
Equity in earnings of affiliates, net of tax	(11)	—		(11)
Earnings before income taxes	308	7		315
Income tax expense	93	2	(c)	95
Net earnings	215	5		220
Less: Net earnings attributable to noncontrolling interest, net of tax	9	—		9
Net earnings attributable to TRW	$206	$5		$211

Basic earnings per share:
Earnings per share	$1.66			$1.70
Weighted average shares outstanding	123.8			123.8

Diluted earnings per share:
Earnings per share	$1.59			$1.62
Weighted average shares outstanding	131.2			131.2

(a)    Represents the elimination of restructuring charges and asset impairments.

(b)    Represents the elimination of the loss on retirement of debt.

(c)     Represents the elimination of the income tax impact of the above adjustments, by calculating the income tax impact of each of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

A7